EXHIBIT 4.2


                     OFFICER'S ISSUANCE CERTIFICATE

          FLOATING RATE ASSET-BACKED TERM NOTES, SERIES 1994-A


          The undersigned hereby certifies, pursuant to the Indenture dated as of January 25, 1994 (the "INDENTURE"), between Superior Wholesale Inventory Financing Trust I (the "ISSUER") and The Bank of New York, a New York banking corporation, that:

I. There has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of Wholesale Auto Receivables Corporation, a series of Notes to be issued under and in conformity with the Indenture, which series of Notes shall have the following terms:

     A. The designation of the series of Notes is Floating Rate Asset-Backed Term Notes, Series 1994-A
     (the "SERIES 1994-A TERM NOTES").  The Series 1994-A
     Term Notes shall be in the form set forth in Exhibit
     A hereto.

     B. The aggregate principal amount of the Series 1994-A Term Notes which may be authenticated and delivered under the Indenture (except for Series 1994-A Term Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Series 1994-A Term Notes pursuant to the Indenture) is $1,250,000,000.

     C. The following terms used in the Indenture, the Trust Sale and Servicing Agreement and the other Basic
     Documents shall have the indicated meanings with respect to the Series 1994-A Term Notes:

          1.   Each Distribution Date shall be a
          Payment Date for the Series 1994-A Term
          Notes.

          2.   The Stated Final Payment Date for the
          Series 1994-A Term Notes shall be the
          Distribution Date in January 1999.

          3.   The Targeted Final Payment Date for the
          Series 1994-A Term Notes shall be the
          Distribution Date in March 1997.

          4.   The Controlled Deposit Amount for the
          Series 1994-A Term Notes shall equal for any Distribution Date, the excess, if any, of
          (i) the product of (A) one-third of the
          Outstanding Amount attributable to the
          Series 1994-A Term Notes as of the last day of the Revolving Period and (B) the number of Distribution Dates that have occurred with respect to the Wind Down Period through and including such Distribution Date over
          (ii) the aggregate amount paid as principal on the Series 1994-A Term Notes during the

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          Wind Down Period prior to such Distribution
          Date; PROVIDED that (i) the Controlled
          Deposit Amount for the Series 1994-A Term
          Notes for any Distribution Date (together with the Controlled Deposit Amount for any other series of Term Notes for such Distribution Date to the extent provided by the terms of such Term Notes) shall not exceed the Available Trust Principal for such Distribution Date and (ii) the Controlled Deposit Amount for the Series
          1994-A Term Notes for any Distribution Date shall not exceed the Outstanding Amount attributable to the Series 1994-A Term
          Notes.

          5.   The Record Date for the Series 1994-A
          Term Notes shall be with respect to any
          Distribution Date the close of business on the day immediately preceding such
          Distribution Date or, if Definitive Term
          Notes are issued therefor, the last day of the preceding Collection Period.

     D. The Series 1994-A Term Notes shall bear interest at the Series 1994-A Interest Rate. The Series 1994-A
     Interest Rate, for any Distribution Date, shall be LIBOR plus 0.15% per annum (or, in the case of the Initial Distribution Date 3.275% per annum). Interest on the Outstanding Amount attributable to the Series
     1994-A Term Notes shall accrue from and including the Initial Closing Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date, and shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable. Interest on the Series 1994-A Term Notes accrued as of any Distribution Date shall be paid on such Distribution
     Date as provided in the Trust Sale and Servicing
     Agreement and the Indenture and any interest not paid on such Distribution Date shall be due on the next
     Distribution Date.

     E.   Principal shall be due and payable on the Series
     1994-A Term Notes as follows:

          1. During the Revolving Period, no payments of principal on the Series 1994-A Term Notes shall be required or made and no amounts shall be set aside for such purpose.

          2. With respect to each Distribution Date for the Wind Down Period, subject to the terms of any series of Term Notes issued after the Initial Closing Date (which shall be limited as described below), Available

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          Trust Principal shall be applied in the
          following order of priority:

               (a)  first, to the Series 1994-A
               Term Notes (i) on each
               Distribution Date prior to the
               Targeted Final Payment Date for
               the Series 1994-A Term Notes, to
               the extent of the Controlled
               Deposit Amount therefor and
               (ii) on and after such Targeted
               Final Payment Date, until the
               Outstanding Amount attributable to
               Series 1994-A Term Notes is
               reduced to zero;

               (b)  second, to any Revolving
               Notes then Outstanding until the
               Outstanding Amount attributable to
               such Revolving Notes is reduced to
               zero;

               (c)  third, to the Series 1994-A
               Term Notes until the Outstanding
               Amount attributable to the Series
               1994-A Term Notes is reduced to
               zero; and

               (d)  fourth, to the Certificates
               until the Certificate Balance is
               reduced to zero.

     The terms of any series of Term Notes issued after the Initial Closing Date that do not have a Payment Period may provide that principal on such Term Notes shall be payable during the Wind Down Period (a) to the extent of the Controlled Deposit Amount for such Term Notes, together with the Controlled Deposit Amount for the Series 1994-A Term Notes or (b) after the payment of the Controlled Deposit Amount on the Series 1994-A Term Notes and, subject to the applicable Controlled Deposit Amount, if any, for such Term Notes, before, together or after payment of principal on the Revolving Notes. So long as any Series 1994-A Term Notes are then Outstanding, no Term Notes that provide for payments of principal prior to payment of the Controlled Deposit Amount on the Series 1994-A Term Notes during the Wind Down Period may be issued.

          3. With respect to each Distribution Date related to an Early Amortization Period, Available Trust Principal shall be applied to payments of principal on the Series 1994-
          A Term Notes, Term Notes of other series and the Revolving Notes, pro rata on the basis of their respective Outstanding Amounts
          (after giving effect to amounts paid or to

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          be paid pursuant to Section 8.2(g) of the
          Indenture on the first Distribution Date related to such Early Amortization Period).


          4.   The amount included in Aggregate
          Noteholders' Principal with respect to the Series 1994-A Term Notes for any
          Distribution Date shall not exceed the
          Outstanding Amount of the Series 1994-A Term
          Notes less amounts on deposit in the Note
          Distribution Account for the payment of
          principal on the Series 1994-A Term Notes.

     F. The Series 1994-A Term Notes are not subject to optional or mandatory purchase or redemption by the Issuer.

     G. The Series 1994-A Term Notes shall initially be issued in book-entry form pursuant to Section 2.10 of the Indenture and subject to the terms of the Note Depository Agreement attached hereto as Exhibit B. The Series 1994-A Term Notes will not be Unregistered Notes under Section 2.15 of the Indenture.

II. The undersigned has read or has caused to be read the Indenture, including the provisions of Section 2.1 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether all conditions precedent set forth in the Indenture and the other Basic Documents relating to the establishment of the form and terms of a series of Notes under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the Series 1994-A Term Notes.

III. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture.

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          IN WITNESS WHEREOF, the undersigned has hereunto
executed this Officer's Issuance Certificate as of the 25th day of January, 1994.


                              WHOLESALE AUTO RECEIVABLES
                              CORPORATION

                              By:________________________
Name:  C.J. Rutkowski
                                 Title: Vice President



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                                EXHIBIT A

                             [FORM OF NOTE]
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                                EXHIBIT B

                       [NOTE DEPOSITORY AGREEMENT]